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Version 01.98

                                                                   EXHIBIT 10.54

                              Partnership Agreement

             Agreement on the establishment of a dormant partnership

made by and between                     and

          GAIA Akkumulatorenwerke GmbH       Technologie-Beteiligungs-
          Montaniastr. 17                    Gesellschaft mbH der
                                             Deutschen Ausgleichsbank
          99734 Nordhausen                   Ludwig-Erhard-Platz 3

                                             53179 Bonn

- hereinafter referred to as Technology Company (TC) -   - dormant partner, hereinafter: tbg -

                                to the amount of
                             *** DM 3,000,000.00***
                          (in words: DM three million)
            for financing the project described in (S) 1 paragraph 2

                                    Preamble

Within the framework of the programme "Investment Capital for Small Technology Companies" carried out by the Federal Ministry of Education, Science, Research and Technology (BMBF) and the Deutsche Ausgleichsbank, tbg supports technology companies in the commercial business sector provided that they have not yet existed for longer than 10 years and do not comply with the EU definition of small companies throughout the federal territory, i.e.

     .    employ fewer than 50 members of staff

     and have either

     .    an annual sales revenue not exceeding DM 14 million

     or

     .    a balance sheet total not exceeding DM 10 million

     and

     . are owned through a shareholding of less than 25 % by one or more companies not meeting this definition (except for public holding companies, venture capital companies and, unless control is exercised
          - institutional investors).

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Simultaneous compliance with all three of these basic requirements is necessary,
i.e. a company is only viewed as a small company if it has the required independence, complies with the specifications as to the number of employees and does not exceed at least one of the limits for the annual sales revenue or balance sheet total.

tbg assumes participations only for the purpose of financing innovation projects within the meaning of the Principles of Participation of tbg, which are an integral part of this Agreement and which the TC acknowledges as follows:

     . for pre-competitive research and development activities up to a logical second before starting commercial production according to the EU definition with the following delimitation:

          pre-competitive research includes research or experimental activities with the purpose of gaining new knowledge to facilitate the achievement of specific and practical goals such as the creation of new products, production methods or services. It is generally possible to say that they end upon the creation of a first prototype. Development includes work on the basis of applied research with the aim of introducing new or significantly improved products, production methods or services through to, but not only restricted to, industrial application and commercial use. Pilot and demonstration projects usually belong to this stage as well as the required continued development activities which finally lead to a pool of information which permits production to be started.

     .    for investments for the market launch.

                                      (S) 1

                             Purpose of the Company

1) The TC entered in the Commercial Register of Muhlhausen Local Court under number B3706 operates a commercial enterprise according to the Articles of Association in the version dated 4 April 1996 for the purpose of the production and sale of accumulators

2)   Within the scope of the purpose of the company, the TC is involved in the final development and production of a lithium-polymeric solid accumulator

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                                      (S) 2

                                  Contribution

1. tbg shall pay a contribution amounting to DM 3,000,000.00 solely to support the innovation project described in (S) 1 paragraph 2 and on the basis of the information provided by the TC in the application for participation dated 16 March 1998 if the TU furnishes proof of the following partnership agreements:

     .    Partnership Agreement to the amount of DM 3,000,000.00 with

                                 TAMARCHCO GmbH
                                 Buchwiese 3

                                 65510 Idstein

          (hereinafter referred to as the Investor, also in case of several investors) and the investor with whom tbg has concluded a cooperation agreement

     . Direct debit authorization to collect the fixed remuneration due by tbg.

2. The contribution paid by tbg shall be used to jointly finance the project-related planning described in Annex I, which is an integral part of this Partnership Agreement. To finance the investments stated in the project planning for the market launch in the warehouse and stocks in hand, introductory advertising, personnel costs for the market launch and the set-up and expansion of a sales company, the TC shall receive a "de minimis" grant to the amount of DM 0.00 upon the conclusion of this Agreement. The subsidy value of all the "de minimis" grants which the TC receives within three years after the date of the first "de minimis" grant may not exceed DM 195,000. This shall not affect the possibility of the TC receiving funds from subsidy programmes notified by the European Commission irrespective of "de minimis" grants.

3.   The TC may call for the contribution after the start-up of the company (cf.
     (S) 4, paragraph 1) insofar as the immediate use thereof in accordance with regulations, a pro rata employment of funds in conjunction with the other financial resources set forth in Annex I and the entire financing of the innovation project are guaranteed.

     The Investor shall enclose a confirmation of the basic call conditions with the call.

4. This Agreement ends if the contribution fails to be called at least partially by 31 January 1999 at the latest.

5. tbg shall retain a processing fee amounting to 1.00% of the entire contribution as stipulated in this Agreement for the first part called.

6. The contribution of tbg shall be managed on a separate deposit account by the TC. tbg is prohibited to withdraw any amounts from this account.

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                                      (S) 3

                        Statement of Application of Funds

The TC shall confirm that the contributed funds have been applied in accordance with the regulations on the printed form enclosed with the letter allocating the funds within 3 months after the expiry of the project period stated in Annex I to this Agreement subject to an extension of this period by tbg. The statement on the application of funds shall be presented to tbg via the Investor. Upon request proof must be furnished to the Investor and tbg that the funds have been applied in accordance with regulations.

If the costs entailed in the project should be reduced or further public funds be subsequently received compared to the information provided in Annex I, tbg is entitled to reduce its contribution at a ratio equivalent to the reduction in the investment volume. The amount of reduction shall be retransferred to tbg without delay.

                                      (S) 4
                    Commencement and Duration of the Company

1. The dormant partnership commences as soon as this Agreement has been signed by both parties.

2.   The dormant partnership is limited in time until 31 December 2008.

3. At the end of the partnership, the contribution of tbg and shares in the unpaid profits are due and payable to tbg.

4. If the funds granted by the Investor are repaid before 31 December 2008 the contribution made by tbg shall be due for repayment at the same time and to the same extent. tbg is entitled to demand a final remuneration by application mutatis mutandis of (S) 9 (4) for the share of its contribution due for premature repayment.

                                      (S) 5
                                   Management

1. tbg is not involved in the management of the TC unless otherwise determined below.

2.   The TC requires the approval of tbg for

          a) any amendment to the Articles of Association, in particular an amendment to the object of the company, the admission of new partners or the agreement of new participations;

          b) the appointment and dismissal of managing directors of the TC or amendments to the directors' service contract;

          c) the conclusion, amendment and termination of contracts on the granting or the acquisition of licences, trademarks or know-how (except for in the course of the daily software business), patents, registered or protected designs to the extent they concern the innovation project sponsored by the participation of tbg.

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          d)   the conclusion, amendment and termination of essential sales contracts;

          e) the relocation, lease, sale or discontinuation of the company in whole or in part;

          f) the conclusion and termination of control contracts and profit and loss transfer agreements;

          g) the cessation or essential modification to the innovation project described in (S) 1 paragraph 2;

          h) unless these are included in the project finance by tbg, the assumption of obligations for investments exceeding the sum of DM 100,000 or which exceed the sum of DM 10,000 each month under leasing, rental or tenancy agreements.

3. The approvals required according to (S) 5 paragraph 2 shall be obtained from tbg directly.

     Approval shall be deemed given if tbg fails to declare its refusal to give its consent in writing within a period of 14 days after receipt of the notification on the measures requiring its approval according to (S) 5 paragraph 2.

                                      (S) 6
                Right to Obtain Information and Rights of Control

1. The TC shall report to tbg every six months, by 31 March and 30 September each year respectively, on the economic situation of the TC and on the status of the innovation project described in (S) 1 paragraph 2 as long as tbg does not waive such reports because the Investor simultaneously exercises control of the TC on behalf of tbg. In addition, tbg shall receive a short status report from the TC each month according to the enclosed Annex II and an updated business plan for the following year at the end of the financial year.

2. Irrespective of whether the Investor simultaneously exercises control over the TC on behalf of tbg, the TC shall notify tbg directly of all measures going beyond customary business operations in due time.

     Furthermore, tbg is entitled to rights of control according to (S) 716 German Civil Code. This also applies after the termination of the company to the extent required to examine the credit balance of assets for liquidation.

     Moreover, tbg is entitled to inspect all TC documents related to the innovation project described in (S) 1 paragraph 2 at any time. tbg may employ the services of third parties to discharge its rights of control.

3. The TC shall grant rights of submission, rights to obtain information and rights to conduct an audit to the BMBF and to an official appointed by it to the same extent as to tbg. The TC declares its consent to the data gathered on its company and the subsidised innovation project being forwarded by tbg to BMBF or to an institute appointed by it for the scientific evaluation of the programme named in the preamble of this Agreement. Moreover, it declares itself willing to provide the information required for the scientific evaluation of the programme to the BMBF and an institute appointed by it directly, if necessary even after the end of the dormant partnership. The BMBF is entitled to pass on the data disclosed to it to the EU Commission to discharge its supervisory and control powers. It shall be ensured that TU does not suffer any damage during the preparation

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     and, if applicable, the publication of data on the programme.

4. The Federal Audit Office is entitled to carry out audits on the TC according to (S) 91 Federal budgetary regulations [BHO]. The TC shall provide to the Federal Audit Office and tbg all the documents and papers for auditing purposes which the Federal Audit Office deems necessary; it shall also provide appropriate information.

                                      (S) 7
                                 Advisory Board

tbg may demand the formation of an advisory board at any time. tbg shall take part in this advisory board taking due consideration of the amount of its contribution. The advisory board shall advise the TC on business and technical matters, in particular on the project described in (S) 1 paragraph 2. It has the same rights to obtain information and rights of control to which tbg is entitled under this Agreement.

                                      (S) 8
                   Financial Year, Annual Financial Statements

1. The financial year of the dormant partnership corresponds to that of the TC ("participation year"). The financial year of the TC shall end on 31 December each year.

2. The TC shall prepare its annual financial statement (balance sheet, profit and loss account, notes) in compliance with Sections 238 - 289 of the German Commercial Code within six months after the expiry of the financial year and submit such to tbg as exemplifications bearing original signatures certified by an accountant or a sworn auditor.

                                      (S) 9
                             Profit and Loss Sharing

1. tbg shall receive a minimum remuneration amounting to 6.00% p.a. for its contribution irrespective of the year-end results of the TC. This is due and payable every six months subsequently as per 31 March and 30 September each year.

2. In other respects, tbg shall receive 12.00% of the generated annual net profits from the time the contribution is called.

     For a period in which tbg holds more than one participating interest in the TC, it shall only receive a total of 12 % for all the participating interests in addition to the respective minimum remuneration for the generated net profits.

     Should the TC receive additional injections of capital in the course of further financing rounds, tbg shall adjust its profit sharing to the capital ratio applicable at such time.

     This profit-sharing is payable within 2 weeks after the approval of the annual financial statement ((S) 8 paragraph 2).

3. For the calculation according to paragraph 2 the annual net profit before consideration of the share in the profits of tbg is relevant.

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          a)   The following shall be added to the annual net profit:

               . taxes on corporate income and business profits and any profit-sharing bonus for directors insofar as they have reduced the annual net profit shown;

               . extraordinary expenses, if such are incurred under business transactions which were carried out before the start of the dormant partnership;

               . losses incurred due to the sale or destruction of fixed assets insofar as these already existed on the date of the start-up of the company.

          b)   The following shall be deducted from the annual net profit:

               . amounts gained from the retransfer of tax-free reserves which were formed before the start of the dormant partnership;

               . extraordinary income if such are gained from business transactions which were carried out before the start of the dormant partnership;

               . grants, bonuses and allocations by the public sector if these affected net income;

               . income from the sale of fixed assets insofar as these already existed on the date of the start-up of the company.

          c) In the year in which the participation is called, the accrual of the annual net profit shall be considered as evenly spread over the year to calculate the share in the profits according to paragraph 2.

4. tbg is entitled to demand a non-recurrent remuneration of 30% of the amount invested plus 6% of the amount invested at the end of the period of participation for each year after the expiry of the fifth full year of participation (final remuneration). The annually paid share in the profits according to (S) 9 paragraph 2 shall be offset against the final remuneration payable. Should the total share in the profits exceed the final remuneration, no reimbursement shall be made.

     tbg shall only exercise this right if this appears justified in its opinion on the basis of the overall economic situation of the TC, in particular due to the profits made in the three years prior to the end of the participation and the hidden reserves formed during the period of participation.

5.   tbg shall not share in the losses of the TC.

                                     (S) 10
                                      Taxes

The TC shall attend to the remittance of the capital gains tax prescribed by law plus the solidarity surcharge for the remuneration for the dormant holding and withhold the capital gains tax and the solidarity surcharge from the respective payments to tbg and pay these to the tax office responsible immediately after these become due and payable. After remittance, the TC shall provide certificates to tbg within the meaning of (S) 15a (3) Income Tax Act on the printed forms provided for this purpose by tbg within 2 months after the due date of the payments.

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                                     (S) 11
                     Liquidation of the Dormant Partnership

1. In the event of the liquidation of the TC, the dormant partnership shall be dissolved. The dormant holding shall be repaid in such a case.

2.   (S) 9 paragraph 4 shall be applicable even in this case.

                                     (S) 12
                                   Termination

1. The TC is entitled to dissolve the participation of tbg in whole or in part by observing a notice period of three months to 30 June or 31 December of each year. Should this dissolution take place by the end of the fifth full year of participation, the contribution shall be repaid to tbg with a premium amounting to 30.00%. From the start of the sixth year of participation, the provision set forth in (S) 9 paragraph 4 applies. Tbg may then waive payment of the premium if termination is given due to the discontinuance of the innovation project subsidised according to (S) 1 paragraph 2.

2. Should good cause exist, the dormant partnership may also be terminated without notice by each of its partners by submitting a written notification to this effect. If the contribution has not been paid at all or has not been paid in full, tbg shall be released from its obligation to pay the contribution upon submission of the notice of termination.

     tbg shall be entitled to terminate for good cause especially if

          a) the TC has provided incorrect information in the application for participation

          b) it emerges that the basic conditions for granting or retaining the participation were not met or the basic conditions for retaining the participation have ceased to apply, in particular that the innovation project described in (S) 1 paragraph 2 has proved itself to be impractical or has been discontinued by the TC or essentially modified. If the innovation project described in (S) 1 paragraph 2 has proved itself to be technical unfeasible or economically unviable, tbg may waive the repayment of the participation in whole or in part if this thereby enables the continued existence of the TC;

          c) the TC fails to present the statement on the application of funds according to (S) 3 despite a reminder within three months after the due date;

          d) bills accepted by the TC are protested, the TC stops payments, an application is filed for bankruptcy proceedings or an application is filed to open court settlement proceedings or insolvency is established in any other manner;

          e) those managerial employee(s) with know-how at the TC upon conclusion of the agreement concerning the dormant partnership is/are no longer employed full-time as company manager(s) of the TC;

          f) one of the measures listed in (S) 5 paragraph 2 was implemented without obtaining the prior consent of tbg.

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                                     (S) 13
                                  Payments Due

Interest at 4% p.a. shall be paid for outstanding payments from the time such payments are delayed until receipt thereof by tbg.

                                     (S) 14
                               General Provisions

1. Amendments and supplements to this Agreement must be made in writing. There are no additional verbal agreements to this Agreement.

2. Should a provision of this Agreement be legally invalid, this shall not affect the remaining provisions. The TC and tbg undertake to replace invalid contractual provisions by provisions which are legally valid and most closely approximate the sense and purpose of the legally invalid provisions.

3. Bonn is agreed as the place of jurisdiction and venue for all legal disputes which arise under this Agreement or the implementation thereof.

Bonn, on 8 March 1999                         Nordhausen, on 21 August 1998
Technologie-Beteiligungs-                     GAIA Akkumulatorenwerke GmbH
Gesellschaft mbH der
Deutschen Ausgleichsbank
                                              (Signature)

(Signature)   (Signature)                     (GAIA stamp)

Project-related planning (Annex I)
Short status report (Annex II)
Principles of Participation of tbg